BUSH ROSS GARDNER WARREN & RUDY, P.A.
                                ATTORNEYS AT LAW
                            220 SOUTH FRANKLIN STREET
                              TAMPA, FLORIDA 33602

                                 (813) 224-9255
                               FAX (813) 223-9620


                                MAILING ADDRESS:
                              POST OFFICE BOX 3913
                                 TAMPA, FL 33601




                                  June 19, 2001

United States Telecommunications, Inc.
5251 110th Avenue North, Suite 118
Clearwater, Florida 33760

         Re:      Registration Statement on Form S-4
                  File No. 33-93149  (the "Registration Statement")

Gentlemen:

     We have acted as special counsel to United States Telecommunications, Inc., a Florida corporation (the "Company"), in connection with its proposed offer, sale and issuance of up to 79,796,910 shares of the Company's newly authorized Class B Preferred Stock, $.l0 par value (the "Preferred Stock"), pursuant to an exchange offer identified and described in the captioned Registration Statement (the "Exchange Offer"). In connection with the foregoing, we have examined: (a) the Exchange Offer, (b) the Company's Second Amended and Restated Articles of Incorporation, as filed with the Florida Department of State on June 19, 2001, pursuant to which the Preferred Stock was authorized for issuance, (c) the Company's existing Bylaws, and (d) such records of the corporate proceedings of the Company and such other documents as we have deemed necessary to render this opinion. Based upon such examination and having regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Preferred Stock made the subject of the Registration Statement and available for issuance under the Exchange Offer have been properly authorized and, when issued, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                           Yours truly,

                                           Bush Ross Gardner Warren & Rudy, P.A.

                                           By: /s/Jeremy P. Ross
                                               ------------------------------
                                                  Jeremy P. Ross, a shareholder